UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 14, 2019

Date of Report (Date of earliest event reported)

Canbiola, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-208293	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-205-4751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                Emerging growth company       X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events

On January 14, 2019, DuraMed, Inc. (“DuraMed”), a wholly-owned subsidiary of Canbiola, Inc. (the “Company” or “CANB”), entered into a Memorandum of Understanding (the “MOU”) with Sam International (“Sam”) and ZetrOZ Systems LLC (“ZetrOZ” and, collectively with Sam, the “Manufacturers”). Pursuant to the MOU, the Manufacturers granted DuraMed the exclusive right to distribute (the “Distribution License”) sam® Pro 2.0 (SA271) and sam® Gel Coupling Patches (UB-14-72) (collectively, the “Products”) within the United States for the Personal Injury Protection/No Fault Market during the term of the MOU. DuraMed agreed to purchase from the Manufactures on a monthly basis no fewer than the number of units of sam® Pro 2.0 (“Units”) indicated below (each, a “Monthly Minimum Order”):

Time Period	# of Units
January, 2019	100
February, 2019	110
March, 2019	120
April, 2019	130
May, 2019	140
June through December, 2019	150
Year 2020	160
Year 2021	175

The price of each Unit will be $2,447. The exclusivity of the Distribution License granted to DuraMed under the MOU is dependent upon meeting the Monthly Minimum Orders. In addition, DuraMed was granted the right to distribute sam® Gel Capture Patches (UB-14-24). DuraMed will get rebates of 2%-3% based on the volume of Products sold by it.

The Manufacturers agreed to provide DuraMed with photos, logos, brochures, protocols, and other marketing materials for the Products and granted DuraMed a license to use the same in connection with promoting the Products.

The initial term of the MOU expires December 31, 2019 (the “Initial Term”). The agreement contemplated by the MOU will automatically renew for additional one-year terms at the end of each calendar year, provided the Monthly Minimum Orders are met. The MOU otherwise contains standard terms and conditions.

The foregoing discussion is for summary purposes only and is qualified in its entirety by the actual terms of the MOU, which is included herewith as an Exhibit.

The Licensors also provided DuraMed with a Manufacture’s Opinion Letter (the “Opinion Letter”) which includes a cost benefit analysis for the Products. Based on the information contained in the Opinion Letter, DuraMed anticipates renting the Units to patients at a rate of $59.42 per day for each Unit. The Opinion Letter has been included as an Exhibit hereto and is not binding on the Company, DuraMed or the Manufacturers and is meant for illustrative purposes only. The Opinion Letter shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Forward-Looking Statements

Statements contained in this current report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based.  All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected.  The Company undertakes no obligation to update or revise this current report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Memorandum of Understanding between DuraMed, Sam, and ZetrOZ
10.2	Manufacture’s Opinion Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canbiola, Inc.

Date: January 30, 2019	By:	/s/ Marco Alfonsi________ Marco Alfonsi, CEO